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                                                                    Exhibit 99.1


                    [VION PHARMACEUTICALS, INC. LOGO OMITTED]




                           COMPANY CONTACT:    VION PHARMACEUTICALS, INC.
                                               Howard B. Johnson, President
                                               (203) 498-4210 phone



  VION ANNOUNCES INITIATION OF A PHASE II TRIAL OF CLORETAZINE(TM)(VNP40101M)
                     IN PATIENTS WITH PRIMARY BRAIN TUMORS


NEW HAVEN, CT, JUNE 1, 2004 - VION PHARMACEUTICALS, INC. (NASDAQ SMALLCAP: VION) announced today that a Phase II trial of its anticancer agent CLORETAZINE(TM) (VNP40101M) has been initiated at the Brain Tumor Center of the Duke University Comprehensive Cancer Center, Durham, North Carolina. The study will assess the activity and toxicity of CLORETAZINE(TM) (VNP40101M) in adult patients with recurrent gliomas (gliomas are cancers that originate in the brain).

Dr. Mario Sznol, Vice President, Clinical Affairs, stated, "Current treatment for glioma, which is often a devastating disease, is inadequate, and we are hopeful that CLORETAZINE(TM) (VNP40101M) can have meaningful effectS in these patients. In preclinical studies, CLORETAZINE(TM) (VNP40101M) was shown to distribute well into the brain, and also demonstrated potential advantages over several other alkylating agents, which are the current standard of treatment for most gliomas. We are fortunate to have developed a preclinical and clinical collaboration with one of the leading centers for research and treatment of brain tumors, Duke University, to advance the studies of our agent."

CLORETAZINE(TM) (VNP40101M) is a novel DNA-damaging alkylating agent with broad spectrum anti-tumor activity in preclinical studies. Two Phase I trials in solid tumors, which have completed accrual, have investigated the safety profile, maximum tolerated dose and schedule for Phase II trials, as well as the pharmacokinetic parameters (blood levels) of the agent. Vion plans additional Phase II trials in other solid tumors, and has an ongoing clinical development program in hematologic malignancies.

Vion Pharmaceuticals, Inc. is developing novel agents for the treatment of cancer. Vion has two agents in Phase II clinical trials: Triapine(R), a potent inhibitor of a key step in DNA synthesis and CLORETAZINE(TM) (VNP40101M), a unique sulfonylhydrazine alkylating agent. Vion is also developing and has an option to license several heterocyclic hydrazones which have demonstrated potent anti-tumor activity in preclinical studies. Additional agents in preclinical studies include: KS119, a hypoxia-selective compound from the sulfonylhydrazine class and TAPET(R), a modified Salmonella vector used to deliver anticancer agents directly to tumors. For additional information on Vion and its product development programs, visit the Company's Internet web site at www.vionpharm.com.

This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to secure external sources of funding to



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continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K/A for the year ended December 31, 2003. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



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